UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

Lexicon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor

The Woodlands, Texas 77381

(Address of principal executive offices and Zip Code)

(281) 863-3000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	LXRX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On July 27, 2022, Lexicon Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Piper Sandler & Co., as representatives of the several underwriters named therein (the “Underwriters”), relating to a public offering (the “Offering”) of 16,843,600 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The price to the public for the Shares in the Offering was $2.50 per Share. In addition, under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,526,540 shares of Common Stock (the “Option Shares”) at the same price per share as the Shares. The net proceeds to the Company from the Offering are expected to be approximately $39.3 million (or approximately $45.2 million if the Underwriters exercise their option to purchase the Option Shares in full), in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also agreed with the Underwriters not to offer or sell any shares of its Common Stock (or securities convertible into or exchangeable for Common Stock), subject to certain exceptions, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of Citigroup Global Markets Inc.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-258564) (the “Registration Statement”), declared effective by the Securities and Exchange Commission on September 14, 2021, and a related prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated July 27, 2022 and a final prospectus supplement dated July 27, 2022.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 1.1, and which is incorporated herein by reference. Vinson & Elkins L.L.P., counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Purchase Agreements

On July 27, 2022, the Company entered into (i) a purchase agreement (the “Artal Purchase Agreement”) with Artal International S.C.A., Artal Group S.A., Artal International Management S.A., Invus Advisors, L.L.C., Invus Public Equities, L.P., Invus, L.P. (“Invus”), Mr. Amaury Wittouck, Stichting Administratiekantoor Westend and Westend S.A. and (ii) a purchase agreement with Invus US Partners LLC (the “Invus Purchase Agreement” and together with the Artal Purchase Agreement, the “Purchase Agreements”) for purposes of waiving certain preemptive rights.

Pursuant to the Purchase Agreements, two affiliates of Invus (the “Private Placement Purchasers”) have agreed to purchase, and the Company has agreed to issue to the Private Placement Purchasers on the closing date of the Offering, 17,156,400 shares of Common Stock at a price per share equal to the price per share to the public in the Offering (the “Private Placement”). The total purchase price shall be equal to approximately $42.9 million. The Private Placement Purchasers will have the option to purchase, on a pro rata basis, up to an additional 2,573,460 shares of Common Stock to the extent the Underwriters exercise their option to purchase the Option Shares.

The Purchase Agreements incorporate the representations and warranties and covenants made by the Company in the Underwriting Agreement for the benefit of the Private Placement Purchasers and certain of their affiliates. It also contains customary conditions to closing, obligations of the parties and termination provisions.

The Artal Purchase Agreement and the Invus Purchase Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report and are incorporated herein by reference. The description of the Purchase Agreements in this Current Report is a summary and is qualified in its entirety by the terms of the Purchase Agreements.

Relationships

After the Offering and the Private Placement, Invus and its affiliates will hold approximately the same percentage of the Company’s outstanding Common Stock as they did before the Offering and the Private Placement.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Purchase Agreements” in Item 1.01 of this Current Report is hereby incorporated in this Item 3.02 by reference. The Private Placement will be taken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Item 7.01	Regulation FD Disclosure.

On July 27, 2022, the Company issued a press release announcing the launch of the Offering. A copy of the press release relating to the launch of the Offering is furnished as Exhibit 99.1 to this Current Report.

On July 28, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release relating to the pricing of the Offering is furnished as Exhibit 99.2 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 or Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Events

On July 27, 2022, the Company issued a press release announcing that the U.S. Food and Drug Administration accepted for review and filed our New Drug Application for sotagliflozin, an investigational dual SGLT1 and SGLT2 inhibitor, for the treatment of heart failure. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of July 27, 2022, by and among Lexicon Pharmaceuticals, Inc. and Citigroup Global Markets Inc. and Piper Sandler & Co., as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Purchase Agreement, dated as of July 27, 2022, among Lexicon Pharmaceuticals, Inc. and Artal International S.C.A., Artal Group S.A., Artal International Management S.A., Invus Advisors, L.L.C., Invus Public Equities, L.P., Invus, L.P., Amaury Wittouck, Stichting Administratiekantoor Westend and Westend S.A.

10.2	Purchase Agreement, dated as of July 27, 2022, among Lexicon Pharmaceuticals, Inc. and Invus US Partners LLC.

Exhibit Number	Description

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	Press Release, dated July 27, 2022.

99.2	Press Release, dated July 28, 2022.

99.3	Press Release, dated July 27, 2022.

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: July 29, 2022	By:	/s/ Brian T. Crum
Brian T. Crum
Senior Vice President and General Counsel

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